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                                                                    EXHIBIT 99.6


                               POWER OF ATTORNEY

                  Carolyn Klein, individually and as a Trustee of the Klein 1994 Charitable Remainder Unitrust, a California trust; as a Trustee of the Klein Foundation, a California trust; and as a General Partner of the Klein Investments Family Limited Partnership, hereby constitutes and appoints William
A. Klein, acting singly, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute for and on behalf of the undersigned, all Schedules 13D and Schedules 13G as required by the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the issuer and relevant stock exchanges (individually, each a "Filing"). The Trustee hereby grants to such attorneys-in-fact and agents of the Trustee full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the Trustee might or could, and hereby ratifies and confirms all that said attorneys-in-fact and agents of the Trustee or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  The undersigned acknowledges that the foregoing attorneys-in-fact and agents of the Trustee, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934.

                  The powers hereby conferred upon the said attorneys-in-fact and agents shall continue in force until notice of the revocation of this Power of Attorney has been received by the said attorneys-in-fact and agents of the Trustee.

                  IN WITNESS WHEREOF, the undersigned has hereunto subscribed this Power of Attorney this 11th day of April, 1997.



                                        By:  /s/ CAROLYN KLEIN
                                             ----------------------------------
                                             Name: Carolyn Klein, an individual